EXHIBIT 10.1

IN MAKING AN INVESTMENT DECISION PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

EPICOR SOFTWARE CORPORATION

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

February 11, 2003

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12.8	Payment of Fees and Expenses	26

12.9	Acquisition Transaction Repurchase Right	26

12.10	Waiver of Conflicts	27

12.11	Reasonable Efforts	27

12.12	Termination of Agreement	27

ATTACHMENTS:

Exhibit A	-	Schedule of Purchasers

Exhibit B	-	Certificate of Designations of Series D Convertible Preferred Stock

Exhibit C	-	Form of Transfer Agent Instructions

Appendix I	-	Stock Certificate Questionnaire

Appendix II	-	Registration Statement Questionnaire

Appendix III	-	Seller’s Certificate of Sale

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of the 11th day of February, 2003 (the “Effective Date”), by and among EPICOR SOFTWARE CORPORATION, a Delaware corporation with its principal place of business at 195 Technology Drive, Irvine, California 92718, (the “Company”) and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (each, a “Purchaser” and collectively, the “Purchasers”).

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF THE SECURITIES. Subject to the terms and conditions of this Agreement, the Company has or before the Closing Date (as defined in Section 3) will have authorized (a) the sale and issuance of three hundred thousand (300,000) shares of its Series D Convertible Preferred Stock (the “Preferred Stock”) having rights, preferences and privileges as set forth in the Company’s Certificate of Designations of Series D Preferred Stock (the “Certificate of Designations”) attached hereto as Exhibit B, and (b) the issuance of the shares of its Common Stock (the “Common Stock”) to be issued upon conversion of the Preferred Stock (the “Conversion Shares”). The shares of Preferred Stock sold hereunder shall be referred to herein as the “Shares.” The Shares and the Conversion Shares shall be referred to herein as the “Securities.”

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SHARES.

2.1 Sale of Shares. At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, at a purchase price per Share equal to $19.10, the number of Shares set forth next to such Purchaser’s name on the Schedule of Purchasers attached hereto as Exhibit A (the “Schedule of Purchasers”).

SECTION 3. CLOSING AND DELIVERY.

3.1 Closing. The closing of the purchase and sale of the Shares to be sold pursuant to this Agreement shall be held immediately following the satisfaction of the closing conditions contained herein, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, or on such other date and place as may be agreed to by the Company and the Purchasers. The date of the closing of the purchase and sale of the Shares is referred to herein as the “Closing Date”, and such closing is referred to as the “Closing.”

3.2 Delivery of the Shares at the Closing. At the Closing, the Company shall deliver to each Purchaser stock certificates registered in the name of such Purchaser, or in such

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nominee name(s) as designated by such Purchaser, representing the number of shares of Preferred Stock to be purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers. The name(s) in which the stock certificates are to be issued to each Purchaser are set forth in the Stock Certificate Questionnaire in the form attached hereto as Appendix I, as completed by each Purchaser.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth in the Schedule of Exceptions dated as of even date herewith and provided to the Purchasers separately from this Agreement, the Company hereby represents and warrants to, and covenants with, the Purchasers as follows:

4.1 Organization and Qualification. Each of the Company and each Significant Subsidiary (as defined below) has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with requisite corporate power and authority to own its properties and conduct its business as presently conducted. The Company and each Significant Subsidiary are duly qualified to do business as foreign corporations in good standing in each jurisdiction in which their ownership or lease of property or the conduct of their businesses require such qualification, except where the failure to be so qualified would not have a material adverse effect on transactions contemplated by this Agreement or the financial condition, business (current or reasonably foreseeable future), properties or results of operations of the Company (hereinafter, a “Material Adverse Effect”). The Company has furnished representatives of the Purchasers with correct and complete copies of the charter and by-laws of the Company, both as amended and currently in effect. Except as set forth in the Schedule of Exceptions, the Company does not presently own, directly or indirectly, any of the stock or other equity interests in any entity which constitutes a Significant Subsidiary. “Subsidiary” shall mean any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company. “Significant Subsidiary” shall mean any Subsidiary which qualified as “significant subsidiary” as defined in Item 1-02 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

4.2 Capitalization. (a) The authorized capital stock of the Company consists of: (i) 60 million (60,000,000) shares of common stock, par value $0.001 per share (“Common Stock”) and (ii) five million (5,000,000) shares of preferred stock of which 500,000 shares are designated as Series A Junior Participating Preferred Stock, 231,915 shares are designated as Series C Preferred Stock and 300,000 shares shall have been designated as Series D Preferred Stock prior to the Closing. As of February 10, 2003, 42,675,587 shares of Common Stock, no shares of Series A Junior Participating Preferred Stock and 61,735 shares of Series C Preferred Stock were issued and outstanding. There are no other outstanding shares of capital stock or voting securities of the Company other than shares of Common Stock issued after February 10, 2003 under the Company’s 2002 Employee Stock Purchase Plan (the “ESPPs”) or upon the exercise of options issued under the Company’s 1993 Nonqualified Stock Option Plan, 1994 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, 1996 Nonqualified Stock Option Plan, 1997 Nonqualified Stock Option Plan, 1998 Nonqualified Stock Option Plan, 1999 Nonstatutory Stock Option Plan, and 1999 Merger Transition Nonstatutory Stock Option Plan

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and the Clientele Stock Incentive Plan (collectively, the “Plans”). All outstanding shares of the Company have been duly authorized, validly issued, fully paid and are non-assessable and free of any liens or encumbrances created by the Company and are not subject to preemptive rights. As of the close of business on January 31, 2003, the Company had reserved an aggregate of 3,550,654 shares of Common Stock for issuance to employees, directors and independent contractors upon exercise of outstanding options to acquire shares of Common Stock issued under the Company’s Plans, 3,009,987 shares of Common Stock were then available for future grants of options under the Company’s Plans, an aggregate of 617,350 shares of Common Stock for issuance upon conversion of the outstanding Series C Preferred Stock and no shares of Common Stock for issuance upon exercise of outstanding warrants. The Company has reserved an aggregate of 3,000,000 shares of Common Stock for issuance upon conversion of the Shares. Other than as contemplated by this Agreement or under the Plans or under the Amended and Restated Preferred Stock Rights Agreement, dated as of November 13, 2001, between the Company and Mellon Investor Services LLC (the “Rights Plan”) and except as described in this Section 2.2, there are no other options, warrants, calls, rights, commitments, preemptive rights, rights of first refusal or other rights or agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(b) All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and is owned of record by the Company, free and clear of any lien, charge, security interest, encumbrance or claim.

(c) The Preferred Stock has the rights, preferences and privileges set forth in the Certificate of Designations (as may be amended from time to time). The rights, preferences and privileges of the Preferred Stock do not conflict with or result in a breach or violation of any of the terms and provisions of the Company’s certificate of incorporation (including any certificate of designation adopted by the board of directors of the Company).

4.3 Authorization of Securities. The Shares, and all outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Shares have been delivered and paid for in accordance with this Agreement on the Closing Date, will have been validly issued, fully paid and non-assessable. None of the Shares are or will be subject to any preemptive right or any right of refusal.

4.4 Governmental Consents. Based on the accuracy of the Purchasers’ representations with respect to matters affecting securities law compliance, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company, except for the filing of a Form D with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and such similar filings as may be required following the Closing under state securities laws.

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4.5 Due Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its directors and officers necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company’s obligations hereunder and for the authorization, issuance or reservation for issuance, sale and delivery of the Securities has been taken, except only that the Certificate of Designations, the form of which is attached hereto as Exhibit B, which has been duly approved by the board of directors of the Company, has not yet been filed with the Secretary of State of Delaware and will be so filed prior to the Closing. This Agreement and the transactions hereunder have also been approved by a majority of the disinterested directors of the Company, within the meaning of Section 144 of the Delaware General Corporation Law. No approval by the stockholders of the Company is required for the authorization, execution and delivery of this Agreement, the performance of all the Company’s obligations hereunder and the authorization, issuance or reservation for issuance, sale and delivery of the Securities. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement.

4.6 No Conflicts. The execution, delivery and performance of this Agreement, and the issuance and sale of the Securities, will not conflict with, or result in a breach or violation of (i) any of the terms and provisions of the charter or bylaws of the Company or any Subsidiary, (ii) any statute, rule, regulation or order of any governmental agency or body, any court, domestic or foreign, or any self-regulatory organization having jurisdiction over the Company or any Subsidiary or any of their respective properties, or (iii) any of the terms and provisions of, or constitute a material default (with or without notice or lapse of time) under, or give to any third party a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time) of, any agreement or instrument (A) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject and (B) the existence of which would be required to be disclosed by the Company as a “material contract” as such contracts are defined in Reg. § 601(a)(10) of Regulation S-K under the Securities Act (each such agreement or instrument, a “Company Contract”). The Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

4.7 Title to Assets. The Company and each Subsidiary have good and marketable title to all real properties and all other properties and assets owned by it that are material to the operation of the business of the Company or each Subsidiary, in each case free from liens and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and each Subsidiary hold all leased real and personal property that are material to the operation of their respective businesses under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

4.8 Permits. The Company and each Subsidiary possess all certificates, authorizations and permits issued by appropriate governmental agencies or bodies necessary to

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conduct the business now operated by them and to own, lease, license and use their respective properties in the manner so owned, leased, licensed and used, except to the extent that the failure to so possess would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or the Subsidiary, as the case may be, would individually or in the aggregate have a Material Adverse Effect.

4.9 Legal Actions. There are no pending legal, governmental or administrative actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their respective properties or any director, officer or employee (related to any such person’s services as a director, officer or employee of the Company or any Subsidiary) that, if determined adversely to the Company or the Subsidiary would individually or in the aggregate have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement and, to the actual knowledge of the Company’s executive officers, no such actions, suits or proceedings are threatened in writing. Neither the Company nor any Subsidiary has initiated and neither has any plan to initiate any action, suit or proceeding that, if decided adversely to the Company or the Subsidiary, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.10 Labor. No material labor dispute exists or, to the actual knowledge of the Company’s executive officers, is imminent with respect to any of the employees of the Company or any Subsidiary.

4.11 No Violations. Neither the Company nor any Subsidiary is (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time could reasonably be expected to result in a default by the Company or the Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any Company Contract, (ii) in violation of any order of any court, arbitrator, governmental body or self-regulatory organization, or (iii) in violation of any statute, rule or regulation of any governmental authority or self-regulatory organization, including without limitation any foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

4.12 Insurance. The Company maintains insurance and in such coverage amounts as is customary in the business in which the Company is engaged. The Company maintains a directors’ and officers’ liability insurance policy with coverage in the amount of $15,000,000 and in scope as is customary for a publicly-traded company in the business in which the Company is engaged, and the insurer under such policy has not canceled or disclaimed liability under such policy or notified the Company in writing of its intent to do so or to not renew such policy.

4.13 Company Contracts. Except as filed under the SEC Documents (defined below), neither the Company nor any Subsidiary is a party to any Company Contract. To the

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actual knowledge of the executive officers of the Company, each Company Contract is valid, binding and in full force and effect and is enforceable by the Company or the Subsidiary, as the case may be, in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general equitable principles and except to the extent that the failure of a Company Contract to be valid, binding and in full force and effect would not be reasonably likely to have a Material Adverse Effect. As of the date hereof, no other party to any such Company Contract has notified the Company or any Subsidiary in writing that it intends to terminate such Company Contract. The Company and each Subsidiary have performed, in all respects, all obligations required to be performed by it to date under the Company Contracts, as amended, and neither the Company nor any Subsidiary is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to the actual knowledge of the executive officers of the Company, no other party to any of the Company Contracts, as of the date hereof, is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except in each case to the extent that such nonperformance, breach or default would not be reasonably likely to have a Material Adverse Effect.

4.14 SEC Documents. The Company has made available to representatives of the Purchasers all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since January 1, 2000, including copies of all the exhibits referenced therein (the “SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed by the Company or any affiliate of the Company with the SEC since January 1, 2000 have been so timely filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder; and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.15 Related Party Transactions. Except as set forth in the SEC Documents, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and their respective directors, officers or affiliates, including without limitation their directors and officers, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (except for amounts due as normal salaries and bonuses and in reimbursement of expenses).

4.16 Financial Statements. The financial statements included in the SEC Documents present fairly the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as may be indicated in the audit report or notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments), and complied as to form in all

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material respects with the published rules and regulations of the SEC applicable thereto at the time of filing. Except as and to the extent disclosed or reserved against in the financial statements of the Company and the notes thereto included in the SEC Documents, neither the Company nor any Subsidiary has any liability, debt or obligation, whether accrued, absolute, contingent or otherwise, and whether due or to become due which, individually or in the aggregate, are material to the Company and the Subsidiaries, taken as a whole. Subsequent to September 30, 2002, neither the Company nor any Subsidiary has incurred any liabilities, debts or obligations of any nature whatsoever which are, individually or in the aggregate, material to the Company and the Subsidiaries, taken as a whole, other than those incurred in the ordinary course of its business, other than as disclosed in the SEC Documents. The financial results of the Company for the quarter ended December 31, 2002 shall be materially consistent with the anticipated financial results announced in the Company’s press release dated January 16, 2003.

4.17 Receivables. The accounts receivable reflected on the balance sheet of the Company as of September 30, 2002 represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business and to the knowledge of the Company have been properly reserved against on the balance sheet in accordance with the generally accepted accounting principles in the United States, and the Company has no reason to believe such reserves are inadequate.

4.18 Intellectual Property. Except as would not have a Material Adverse Effect, the Company and each Subsidiary own or possess, or can acquire on reasonable terms, sufficient legal rights to all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable propriety or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) necessary to conduct its business as now operated by it and as currently proposed to be operated by it. To the actual knowledge of the executive officers of the Company, the methods, products, services, works, technologies, systems and processes employed by the Company to conduct its business do not infringe upon or misappropriate any Intellectual Property Rights of any person or entity anywhere in the world, except for Intellectual Property Rights which the Company can acquire on reasonable terms and except as would not, individually or in the aggregate, have a Material Adverse Effect. To the actual knowledge of the executive officers of the Company, no claims have been filed with a governmental agency or body or any court, domestic or foreign, and the Company has not received any written notice threatening any such claim: (i) challenging the validity, effectiveness or ownership by the Company or the Subsidiary of any of the Intellectual Property Rights of the Company or the Subsidiary, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, service, work, technology or process as now used or offered or proposed for use, licensing, sublicensing, sale or other manner of commercial exploitation by the Company or the Subsidiary infringes or will infringe on any Intellectual Property Rights of any person or entity. There has been no default with respect to any license granting Intellectual Property Rights to the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect. To the actual knowledge of the executive officers of the Company, no employee or third party is or has been infringing or using without authorization any Intellectual Property Rights of the Company or any Subsidiary. The Company and each Subsidiary use and have used commercially reasonable efforts to maintain the confidentiality of their trade secrets.

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4.19 Nasdaq Compliance. As of the Closing (after taking into account the investment by the Purchasers), the Company will be in compliance with the continued listing and maintenance requirements of The Nasdaq National Market (“Nasdaq”). The issuance and sale of the securities hereunder does not contravene the rules and regulations of Nasdaq.

4.20 Taxes. The Company and each Subsidiary have timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and the Subsidiary have set aside on their books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and have timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the actual knowledge of the executive officers of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s or any Subsidiary’s tax returns is presently being audited by any taxing authority.

4.21 No Integration or General Solicitation. Neither the Company nor, to the actual knowledge of the executive officers of the Company, any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (an “Affiliate”) of the Company has, directly, or through any agent, (a) sold, offered for sale, solicited any offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sales of the Securities in a manner that would require the registration under the Securities Act of the Securities; or (b) offered, solicited offers to buy or sold the Securities in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company will not engage in any of the actions described in subsections (a) and (b) of this paragraph.

4.22 No Registration. Subject to the accuracy of each of the Purchaser’s representations herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the several Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Company’s issuance of the Securities under applicable state securities laws.

4.23 No Material Changes. Except as disclosed in the SEC Documents, since December 31, 2001, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed

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or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and stock purchase plans. Except as disclosed in the SEC Documents, since December 31, 2001 no material off-balance sheet liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC which would individually or in the aggregate have a Material Adverse Effect have been incurred. No material default exists with respect to or under any obligations of the Company or any Subsidiary to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid) and all contractual obligations (whether absolute or contingent) of such entity to repurchase goods sold and distributed or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could reasonably be expected to give rise to such a default.

4.24 Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material discrepancies.

4.25 Form S-3 Qualification. The Company satisfies the requirements for use of Form S-3 for registration of the resale of the Securities as contemplated herein. To the actual knowledge of the executive officers of the Company, there exist no facts or circumstances that could reasonably be expected to prohibit or delay the preparation or initial filing of the Registration Statement.

4.26 No Anti-Dilution Event. The issuance of the Securities does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities due to any issuance proposed to be conducted hereunder.

4.27 Registration Rights. The Company has not granted or agreed to grant any person or entity any rights (including “piggy–back” registration rights) to require the Company to file a registration statement under the Securities Act with respect to any securities, or to include such securities with the Securities in any registration statement, except for such as have been satisfied or waived.

4.28 Investment Company Act. The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”). Furthermore, in the event that the SEC shall inform the Company

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that the SEC believes that the Company is an “investment company” as such term is defined in the 1940 Act, the Company shall manage its investments and promptly take such other actions as is reasonably necessary in order that the SEC shall no longer consider the Company to be an “investment company” as such term is defined in the 1940 Act.

4.29 Sarbanes-Oxley Act. The parties acknowledge that there are uncertainties regarding the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and to the best of the Company’s knowledge, the Company is not in violation of the Sarbanes-Oxley Act.

4.30 Audit Committee. The audit committee of the Company’s board of directors meets the applicable standards and requirements of the Sarbanes-Oxley Act and Nasdaq, each as in effect as of the date of this Agreement.

4.31 Foreign Corrupt Practices Act. To the actual knowledge of the Company’s executive officers, neither the Company nor any of its Subsidiaries has violated the Foreign Corrupt Practices Act. Without limiting the foregoing, to the actual knowledge of the Company’s executive officers, neither the Company nor any of its Subsidiaries has, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value to: (a) any person or entitiy who is an official, officer, agent, employee or representative of any governmental body or of any existing or prospective customer (whether government owned or non-government owned); (b) any political party or official thereof; (c) any candidate for political or political party office; or (d) any other person or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate or person or entity affiliated with such customer, political party or official or political office.

4.32 Loans to Officers and Directors. Except as disclosed in the SEC Documents, no officer or director of the Company or any of its Subsidiaries is indebted to the Company or any of its Subsidiaries in any material amount.

4.33 Employee Benefits. Except as disclosed in the SEC Documents, a Change of Control (as defined in Section 7.4) will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any executive officer of the Company or any of its Subsidiaries.

4.34 Nasdaq Listing. Prior to the Closing Date, the Company shall file with Nasdaq an application or other document to the extent required by Nasdaq for the listing of the Conversion Shares with Nasdaq and shall provide evidence of such filing to the Purchasers. The Company shall use its commercially reasonable efforts to obtain the listing, subject to official notice of issuance, of the Conversion Shares on Nasdaq prior to the Closing Date. So long as the Purchasers beneficially own any Preferred Stock or Common Stock, the Company shall use all commercially reasonable efforts to maintain the listing of the Common Stock on Nasdaq or a registered national securities exchange.

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4.35 Rights Plan. The Company acknowledges that, pursuant to Section 6.(F) of the

Certificate of Designation, upon issuance of the Shares each holder of the Shares shall, in respect of the Shares, be entitled to preferred stock purchase rights pursuant to the Rights Plan as currently in effect and as amended from time to time as though holder of that number of shares of Common Stock into which the Shares held by such holder may be converted, and shall be entitled to the benefit of such stock purchase rights immediately upon and after issuance of the Shares to the extent such stock purchase rights are outstanding with respect to the Common Stock of the Company. The Company agrees to take all actions required of it to perform its obligations under said Section 6.(F) of the Certificate of Designation as promptly as practical following the Closing.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a) Purchaser either alone or together with the advice of such Purchaser’s purchaser representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with such Purchaser’s purchaser representative, all information Purchaser deems relevant in making an informed decision to purchase the Securities.

(b) Purchaser is acquiring the Securities being acquired by Purchaser pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 5(c).

(c) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities purchased hereunder except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d) Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(e) Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action on the part of Purchaser and its directors and officers to authorize the execution, delivery and performance of all of Purchaser’s obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive

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relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement.

(f) Purchaser is domiciled in the State of California.

SECTION 6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement for a period of eighteen (18) months, the delivery to the Purchasers of the Shares being purchased and the payment therefor; provided, however, that the representations and warranties made by the Company in Section 4.2(c), Section 4.5, clause (i) of Section 4.6 and Section 4.35 shall survive the execution of this Agreement indefinitely.

SECTION 7. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING. The Company’s obligation to complete the sale and issuance of the Shares and deliver the Shares to each Purchaser, individually, as set forth in the Schedule of Purchasers, at the Closing shall be subject to the following conditions to the extent not waived by the Company:

7.1 Receipt of Payment. The Company shall have received payment, by certified check or wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.

7.2 Representations and Warranties Correct. The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct in all material respects on the date of the Closing.

7.3 Covenants Performed. All covenants, agreements and conditions contained herein to be performed by such Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

7.4 Absence of Strategic Transaction. Prior to the Closing, the Company shall not have entered into (a) a binding agreement providing for a Change of Control or (b) an alternative financing transaction in which the Company raises at least $8,000,000 through the sale of new equity securities of the Company (excluding any securities that constitute debt for balance sheet purposes) (an “Alternative Financing”). For purposes hereof, a “Change of Control” shall mean (i) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of capital stock of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) in which in excess of 50% of the Company’s voting power is transferred, (ii) a sale of all or substantially all of the assets of the Company, or (iii) any other transaction or series of related transactions in which a person or a “group” (as such term is used in Section 13(d) of the Exchange Act) acquire in excess of 50% of the voting power of the Company is transferred.

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SECTION 8. CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING. Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares at the Closing shall be subject to the following conditions to the extent not waived by such Purchaser:

8.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made and shall be true and correct in all material respects on the Closing Date.

8.2 Covenants Performed. All covenants, agreements and conditions contained herein to be performed by the Company shall have been performed or complied with in all material respects.

8.3 Reservation of Conversion Shares. The Conversion Shares shall have been duly authorized and reserved for issuance upon the conversion of the Shares.

8.4 Legal Opinion. Each Purchaser shall have received an opinion, dated the Closing Date, from Wilson Sonsini Goodrich & Rosati, counsel for the Company, in the form agreed to by the Company and the Purchasers.

8.5 Officer’s Certificate. Each Purchaser shall have received a certificate, dated the Closing Date, of an officer of the Company in which such officer shall state that, as of such date, the conditions set forth in Sections 8.1, 8.2, 8.10 and 8.12 shall have been satisfied.

8.6 Secretary’s Certificate. Each Purchaser shall have received a certificate, dated the Closing Date, of the Secretary of the Company in customary form certifying as to (i) the bylaws of the Company, (ii) the certificate of incorporation of the Company, (iii) the resolutions of the Board of Directors of the Company and any committee of the Board of Directors approving the transactions contemplated by this Agreement.

8.7 Transfer Agent Instructions. Prior to the Closing, the Company will (i) execute and deliver to the Company’s Transfer Agent the Transfer Agent Instruction in substantially the form of Exhibit C to this Agreement and pursuant thereto irrevocably instruct the Transfer Agent to issue certificates for the Conversion Shares from time to time upon conversion of the Shares in such amounts as specified from time to time to the Transfer Agent in the conversion notices surrendered in connection with such conversions, (ii) appoint the Transfer Agent the conversion agent for the Shares.

8.8 Certificate of Designation. The Certificate of Designations shall have been filed with the Secretary State of the State of Delaware.

8.9 Nasdaq Listing. The Common Stock shall be listed on Nasdaq.

8.10 No Material Adverse Effect. No event or events that would individually or in the aggregate constitute a Material Adverse Effect to the Company shall have occurred subsequent to the date of the filing of the Company’s last Quarterly Report on Form 10-Q, unless curable and such event or events shall have been cured to the Purchasers’ reasonable satisfaction. The financial results of the Company for the quarter ended December 31, 2002 shall not be

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materially inconsistent with the anticipated financial results announced in the Company’s press release dated January 16, 2003.

8.11 Proceedings and Documents. All corporate proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in all material respects in form and substance to Cooley Godward LLP.

8.12 Absence of Strategic Transaction. Prior to the Closing, the Company shall not have entered into (a) a binding agreement providing for a Change of Control or (b) an Alternative Financing.

SECTION 9. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

9.1 Registration Procedures. The Company is obligated to do the following:

(a) As soon as is reasonably practicable after the Closing Date, but in no event later than 30 calendar days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one or more registration statements (collectively, the “Registration Statement”) on Form S-3 (unless the Company is not then eligible to register for resale on Form S-3, in which case on another appropriate form) in order to register with the SEC the resale by the Purchasers, from time to time, of the Conversion Shares and shares of Common Stock issuable upon conversion of the Series C Preferred Stock (collectively, the “Registrable Securities”) through Nasdaq or the facilities of any national securities exchange on which the Companys Common Stock is then traded, or in privately negotiated transactions. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon thereafter as possible, but in any event prior to 120 days after the Closing Date (the “Effectiveness Deadline”).

(b) Not less than four (4) trading days prior to the filing of a Registration Statement or any prospectus contained in a Registration Statement (a “Prospectus”) or any amendment or supplement thereto, the Company shall, (i) furnish to the Purchasers for their review copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference), and (ii) notify each Purchaser in writing of the information the Company requires from each such Purchaser to be included in such Registration Statement.

(c) The Company shall (i) prepare and file with the SEC (x) such amendments and supplements to each Registration Statement and the Prospectus used in connection therewith, and (y) such other filings required by the SEC, and (ii) take such other actions, in each case as may be necessary to keep the Registration Statement continuously effective and so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (A) the date that the Purchasers have completed the distribution related to the Registrable Securities, (B) such time that all Registrable Securities then held by the Purchasers

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and their affiliates can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act and the Purchasers have received an opinion from counsel to the Company that all Registrable Securities then held by the Purchasers and their affiliates may be sold pursuant to Rule 144(k) and the Company has caused the legend referred to in Section 9.12 to be removed from the certificates representing the Registrable Securities, or (C) such time as all Purchasers shall hold in the aggregate less than one percent of the Common Stock then outstanding as set forth under Rule 144(e)(1) under the Securities Act (the “Effectiveness Period”).

(d) (i) Furnish to the Purchasers with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement (including pre-effective and post-effecive amendments), Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the SEC (“Preliminary Prospectuses”) in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchasers; and (ii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in Section 9.1(d)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as reasonably possible and will promptly notify the Purchaser pursuant to Section 9.1(d)(i) hereof when the amendment has become effective).

(e) Notify the Purchasers as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing (i) (A) when the SEC notifies the Company whether there will be a review of a Registration Statement and whenever the SEC comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Purchasers); and (B) with respect to a Registration Statement or any posteffective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement, such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(f) File documents required of the Company for normal blue sky clearance in states reasonably specified in writing by the Purchasers prior to the effectiveness of the Registration Statement; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(g) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption therefrom) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(h) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to any transferee pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Purchasers may reasonably request.

(i) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(j) In the event of any underwritten public offering, use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(k) Use all commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereto to be listed on Nasdaq, if the Common Stock is then listed on Nasdaq, and each other securities exchange on which similar securities issued by the Company are then listed.

(l) The Company understands that each of the Purchasers disclaims being an underwriter, but any Purchasers being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

9.2 Transfer of Shares After Registration; Suspension; Damages.

(a) Each Purchaser, severally and not jointly, agrees (i) that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Registrable Securities or otherwise take an action that would constitute a sale within the meaning of the Securities Act, other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in Section 9.1 and as described below, (ii) that it shall be a condition precedent to the obligations of the

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Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be required to effect the registration of such Registrable Securities and shall be requested by the Company, (iii) that it shall execute such documents in connection with such registration, that are customary for resale registration statements, as the Company may reasonably request, (iv) to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchasers Registrable Securities from such Registration Statement and (v) that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution. Any delay of a Purchaser in taking the actions set forth in clauses (ii), (iii), (iv) and (v) of this Section 9.2(a), shall be deemed a “Purchaser Delay” for purposes of this Agreement.

(b) Subject to paragraph (c) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to each Purchaser (a “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Purchasers receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.

(c) In the event of any Suspension, the Company will use all commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable but in any event within forty-five (45) days after delivery of the Suspension Notice to Purchasers; provided, however, that Purchasers shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than three occasions of not more than forty-five (45) days each and not more than ninety (90) days in the aggregate in any twelve month period. Notwithstanding the foregoing, if the

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Company ceases to be eligible to register the Registrable Securities on Form S-3 and resolution of any Suspension requires the Company to file a post-effective amendment on Form S-1, (i) the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable but in any event within ninety (90) days after delivery of a Suspension Notice to Purchasers, and (ii) the Purchasers shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on or after the date that the Company ceases to be eligible to register the Registrable Securities on Form S-3 on more than two occasions of not more than sixty (60) days each in any twelve month period. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Purchaser, the Purchaser shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 9.2(c).

(d) Provided that a Suspension in accordance with paragraphs (b) and (c) of this Section 9.2 is not then in effect a Purchaser may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Purchaser and to any other parties requiring such Prospectuses.

(e) In the event of a sale of Registrable Securities by a Purchaser, unless such requirement is waived by the Company in writing, such Purchaser shall deliver to the Company’s transfer agent, with a copy to the Company, of a Seller’s Certificate of Sale substantially in the form attached hereto as Appendix III.

(f) If (i) a Registration Statement covering all of the Registrable Securities has not been declared effective by the SEC on or prior to the Effectiveness Deadline, or (ii) a Registration Statement ceases to be effective as to, or ceases to be available to the Purchasers with respect to, all Registrable Securities to which it is required to relate at any time after the Effectiveness Deadline and prior to the expiration of the Effectiveness Period other than during the continuance and for the enumerated time periods of any Suspension in accordance with paragraphs (c) and (d) of this Section 9.2, or (iii) at any time after the Effectiveness Deadline the Company shall cease to have available and reserved for issuance upon conversion of the Series C Preferred Stock and Series D Preferred Stock a sufficient number of shares as shall then be required upon conversion of all outstanding Series C Preferred Stock and Series D Preferred Stock (any such event, a “Liquidity Default”), then the Company shall pay each Purchaser at the end of each calendar month in which such Liquidity Default occurred or continued, liquidated damages in an amount equal to eight and one-third percent (8.33%) of the highest closing sales price for the Company’s common stock since the commencement of the Liquidity Default, multiplied by the weighted average number of shares of Registrable Securities held by such Purchaser during the portion of the month in which the Liquidity Default continued (the “Liquidated Damages”); provided, however, that no Purchaser shall be entitled to Liquidated Damages with respect to any Registrable Securities previously sold or then eligible to be sold within a three (3) month period without compliance with the registration requirements of the Securities Act under Rule 144 of the Securities Act. The Company shall not in any event be required to pay Liquidated Damages for more than one Liquidity Default at any given time, and upon cure of a Liquidity Default (by the filing or the declaration of effectiveness of the

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Registration Statement, as applicable) such Liquidated Damages shall cease to accrue with respect to such Liquidity Default. All accrued Liquidated Damages shall be paid in cash to the Purchasers entitled thereto not more than 15 days following the end of any month for which such damages are payable, and if not promptly paid shall bear interest at a rate of 1% per month, compounded monthly until paid. Notwithstanding anything in the foregoing to the contrary, all periods in clauses (i) and (ii) shall be tolled to the extent of any delays caused solely by any Purchaser Delay.

9.3 Expenses of Registration. Except as specifically provided herein, all expenses incurred by the Company in complying with Section 9 hereof, including, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) (collectively, the “Registration Expenses”) shall be borne by the Company. Except as provided in Section 12.8, each Purchaser shall bear its own legal fees in connection with any registration hereunder; provided, however, that if the Company does not file the Registration Statement with the SEC within five (5) business days after the Closing Date, the term Registration Expenses shall also include reasonable fees and expenses of one counsel to the Purchasers (which shall be in addition to any fees pursuant to Section 12.9 but which shall not exceed $10,000). All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so sold.

9.4 Delay of Registration; Furnishing Information. The Purchasers shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. Furthermore, each Purchaser, severally and not jointly, agrees to promptly notify the Company of any changes in the information set forth in a registration statement regarding such Purchaser or its plan of distribution set forth in such registration statement.

9.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 9.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser, the partners, officers and directors of each Purchaser, any underwriter (as defined in the Securities Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities

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law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement; and the Company will pay as incurred to each such Purchaser, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of the Company from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Company; provided, further, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which (i) occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such Registration Statement, prospectus, amendment or supplement by such Purchaser, partner, officer, director, underwriter or controlling person of such Purchaser or (ii) based upon a claim that a Preliminary Prospectus contained an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person and the untrue statement contained in or omission from such Preliminary Prospectus was corrected in the final Prospectus (or the Prospectus as amended or supplemented) unless such failure is the result of noncompliance by the Company of Section 9.1(b) or (d) hereof; provided, further, that this indemnification agreement will be in addition to any liability which the Company may otherwise have to the Purchasers.

(b) To the extent permitted by law, each Purchaser will, if Registrable Securities held by such Purchaser are included in the securities as to which such Registration Statement, prospectus, amendment or supplement is being filed, severally and not jointly, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act or Exchange Act, any underwriter and any person who controls such underwriter and any other Purchaser selling securities under such registration statement or any of such other Purchaser’s partners, directors or officers or any person who controls such Purchaser, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or controlling person of such underwriter or other such Purchaser, or partner, director, officer or controlling person of such other Purchaser may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Purchaser specifically for use in connection with such Registration Statement, prospectus, amendment or supplement; and each such Purchaser will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person of such underwriter or other person registering shares under such registration, or partner, officer, director or controlling person of such other person registering shares under such Registration

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Statement in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of such Purchaser from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Purchaser; provided, further, that in no event shall any indemnity under this Section 9.5 exceed the dollar amount of the net proceeds to be received by such Purchaser from the sale of such Purchaser’s Registrable Securities pursuant to the Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 9.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, each indemnified party (together with all indemnfied parties which may be represented by one counsel without conflict) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9.5, unless and to the extent that such failure is materially prejudicial to the indemnifying party’s ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.5.

(d) If the indemnification provided for in this Section 9.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Registrable Securities pursuant to the Registration Statement, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in

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no event shall any contribution by a Purchaser hereunder exceed the dollar amount of the net proceeds to be received by such Purchaser from the sale of such Purchasers Registrable Securities pursuant to the Registration Statement.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the provisions of this Section 9.5, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and the Purchasers under this Section 9.5 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement.

9.6 Agreement to Furnish Information.

(a) Purchaser shall complete or caused to be completed the Stock Certificate Questionnaire and the Registration Questionnaire, attached hereto as Appendix I and Appendix II, respectively, for use in preparation of the Registration Statements to be filed by the Company.

(b) In connection with an underwritten registration in which such Purchaser is participating, each Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Purchaser shall provide such information related to such Purchaser as may be required by the Company or such representative in connection with the completion of any public offering of the Companys securities pursuant to a registration statement filed under the Securities Act.

9.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 9 may be assigned (but only with the related obligations) by a Purchaser, provided (i) each transfer to each transferee or designee involves either (X) all Registrable Securities held by such Purchaser, (Y) not less than twenty-five thousand (25,000) shares of Preferred Stock, or (Z) an affiliate or a current or former partner or member of such Purchaser or any affiliate, (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee, (iii) such transferee or assignee agrees in writing to assume the obligations of this Section 9 and (iv) such assignment shall be effective only if immediately following such transfer the further disposition of such shares by the transferee or assignee is restricted under the Securities Act (for purposes of this statement, if the transferee, together with all affiliated persons (x) is able to sell all of the Restricted Securities held by such transferee and its affiliates pursuant to Rule 144(k) and and the transferee has received an opinion from counsel to the Company that all Registrable Securities then held by the transferee and its affiliates may be sold pursuant to Rule 144(k) and the Company has caused the legend referred to in Section 9.12 to be removed from the certificates representing the Registrable Securities or (y) holds less than 1% of the Company’s Common Stock following such transfer and has the ability to sell all of such Common Stock under Rule 144 within a three month period, then further disposition will not be deemed to be restricted under the Securities Act).

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9.8 Rule 144 Reporting. With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b) Keep the Registration Statement effective at all times except as permitted without penalty under Sections 9.2(b) and 9.2(c);

(c) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(d) So long as a Purchaser owns any Registrable Securities, furnish to such Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

9.9 S-3 Eligibility. The Company will use its commercially reasonable efforts to meet the requirements for the use of Form S-3 for registration of the resale by the Purchasers of the Registrable Securities. The Company will use its commercially reasonable efforts to file all reports required to be filed by the Company with the SEC in a timely manner and take all other necessary action so as to maintain such eligibility for the use of Form S-3. Nothing in this Section 9.9 shall be deemed to affect the Company’s right to effect a Suspension pursuant to Section 9.2(b).

9.10 Termination of Registration Rights. Subject to the rights of transferees under Section 9.7 hereof, the Company’s obligations pursuant to this Section 9 shall terminate with respect to each Purchaser severally upon the earlier of (A) the date that such Purchaser has completed the distribution related to such Purchaser’s Registrable Securities, (B) such time that all Registrable Securities then held by such Purchaser and its affiliates can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act and and the Purchasers have received an opinion from counsel to the Company that all Registrable Securities then held by the Purchasers and their affiliates may be sold pursuant to Rule 144(k) and the Company has caused the legend referred to in Section 9.12 to be removed from the certificates representing the Registrable Securities, or (C) such time as such Purchaser shall hold less than one percent of the Common Stock then outstanding as set forth under Rule 144(e)(1) under the Securities Act and has the ability to sell all of such Purchaser’s (and all affiliates’) Registrable Securities under Rule 144 within a three month period. Following a termination of the Company’s obligations pursuant to the preceding sentence with respect to a Purchaser, any Securities held by such Purchaser shall not be deemed to be Registrable Securities thereafter, and the obligations of such Purchaser pursuant to this Section 9 shall also terminate.

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9.11 Amendment of Registration Rights. Provisions of this Section 9 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers who then hold not less than 75% of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9.11 shall be binding upon each Purchaser and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

9.12 Legends. Each certificate representing Shares shall (unless such Shares are then eligible for transfer pursuant to Rule 144(k) under the Securities Act or as otherwise permitted under applicable law or the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Nothing in this Section 9.12 or elsewhere in this Agreement shall be deemed to restrict the ability of the holder of any Securities to transfer any such Securities to an affiliate, partner or former partner of such holder in compliance with the Securities Act, provided that as a condition to such transfer, the Company may require an opinion of counsel in form and substance satisfactory to the Company if the circumstances reasonably merit such an opinion.

SECTION 10. BROKER’S FEE. The Company and each Purchaser (severally and not jointly) hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

SECTION 11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by email, confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of email or facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

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(a) if to the Company, to:

Epicor Software Corporation

195 Technology Drive

Irvine, CA 92718

Attention: General Counsel

Facsimile: (949) 585-4447

Email: jireland@epicor.com

with a copy so mailed to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94306

Attention: Katharine A. Martin

Facsimile: (650) 493-6811

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(b) if to the Purchasers, at the address as set forth below each Purchaser’s name on the Schedule of Purchasers, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 12. MISCELLANEOUS.

12.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least 75% of the Shares (not taking into account any Shares that have been sold and no longer bear the restrictive legend referred to in Section 9.12).

12.2 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.4 Governing Law. This Agreement shall be governed by and construed in accordance with the corporate laws of the State of Delaware and, with respect to matters of law other than corporate law, the laws of the State of California as applied to contracts entered into and performed entirely in California by California residents, without regard to conflicts of law principles.

12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

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12.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

12.7 Entire Agreement. This Agreement, that certain letter agreement between the Purchasers and the Company dated January 22, 2003 entitled “Series D Preferred Stock Financing” (the “Commitment Letter”) and the other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

12.8 Payment of Fees and Expenses.

(a) Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to the Commitment Letter, this Agreement and the transactions contemplated hereby, except that, in accordance with the terms of the Commitment Letter, the Company shall promptly pay on behalf of the Purchasers the reasonable fees and expenses of Cooley Godward LLP, special counsel for the Purchasers, not to exceed $75,000.

(b) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

12.9 Acquisition Transaction Repurchase Right. In the event of: (a) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) in which in excess of 50% of the Company’s voting power is transferred; (b) a sale of all or substantially all of the assets of the Company; or (c) any other transaction or series of related transactions (by the Company, by third party tender offer or otherwise) in which in excess of 50% of the Company’s voting power is transferred (the events described in clauses (a) through (c) above shall collectively be referred to as an “Acquisition Transaction”), then each Purchaser shall have the right to sell its Shares to the Company (or any successor to the Company) at an aggregate price equal to the same amount and type of consideration as such Purchaser would have received if the aggregate consideration paid in such Acquisition Transaction had been distributed as liquidation proceeds pursuant to the Certificate of Designations. Each Purchaser shall exercise its rights under this Section 12.9 by providing the Company (or its successor) with written notice of its election to sell its Shares within 60 days following the Acquisition Transaction. If the Company does not have sufficient funds legally available pursuant to Section 160 of the Delaware General Corporation Law (the “DGCL”) to effect the repurchase of the Shares sought to be sold by Purchasers pursuant to this Section 12.9, then the Company shall repurchase such Shares pro rata (based on the portion of the aggregate repurchase price payable to each Purchaser) to the extent possible, and shall repurchase the remaining Shares as soon as sufficient funds are legally available. If the Company (or its successor) fails to repurchase any Purchaser’s Shares within five (5) business days of such Purchaser’s written election, whether due to the Company’s default or because the Company does not have sufficient legal funds, such Purchaser shall be entitled to interest at the annual rate of twelve percent (12%) on all unpaid amounts until such Purchaser has received the full

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purchase price specified in this Section 12.9, which shall be paid only when permissible pursuant to Section 160 of the DGCL.

12.10 Waiver of Conflicts.

(a) Each party to this Agreement acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation (“Wilson Sonsini”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Investment”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Investment. The applicable rules of professional conduct require that Wilson Sonsini inform the parties hereunder of this representation and obtain their consent. Wilson Sonsini has served as outside general counsel to the Company and has negotiated the terms of the Investment solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Investment, Wilson Sonsini has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Wilson Sonsini’s representation of the Company in the Investment.

(b) Each party to this Agreement acknowledges that Cooley Godward LLP (“Cooley”), outside counsel to the Purchasers, has in the past performed and is or may now or in the future represent the Company in matters unrelated to the Investment. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside counsel to the Purchasers and has negotiated the terms of the Investment solely on behalf of the Purchasers. The Purchasers and the Company each hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Investment, Cooley has represented solely the Purchasers, and not the Company or any stockholder, director or employee of the Company; and (c) gives its informed consent to Cooley’s representation of the Purchasers in the Investment.

12.11 Reasonable Efforts. The Purchasers, on the one hand, and the Company, on the other hand, agree to use reasonable efforts to satisfy the conditions contained in Section 7 and Section 8, respectively, and to consummate the transactions contemplated by this Agreement.

12.12 Termination of Agreement. In the event that the Closing has not occurred on or prior to April 30, 2003, this Agreement may be terminated by either Trident Capital, Inc. as designated representative of the Purchasers or the Company by providing written notice to the other party in accordance with Section 11 hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

EPICOR SOFTWARE CORPORATION

By:	/s/ Lee Kim
Lee Kim
Chief Financial Officer

TRIDENT CAPITAL FUND-V, L.P.

TRIDENT CAPITAL FUND-V AFFILIATES FUND, L.P.

TRIDENT CAPITAL FUND-V AFFILIATES FUND (Q), L.P.

TRIDENT CAPITAL FUND-V PRINCIPALS FUND, L.P.

TRIDENT CAPITAL PARALLEL FUND-V, C.V.

Executed on behalf of the forgoing funds by the undersigned, as an authorized signatory of the respective general partner of each such fund:

/s/ Donald R. Dixon
(signature)

Donald R. Dixon
(print name)

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EXHIBIT A

SCHEDULE OF PURCHASERS

Name	No. of Shares	Aggregate Purchase Price

TRIDENT CAPITAL FUND-V, L.P.
505 Hamilton Avenue Suite 200 Palo Alto, CA 94301	268,751	$5,133,144.10

TRIDENT CAPITAL FUND-V AFFILIATES FUND, L.P.
505 Hamilton Avenue Suite 200 Palo Alto, CA 94301	1,562	$29,834.20

TRIDENT CAPITAL FUND-V AFFILIATES FUND (Q), L.P.
505 Hamilton Avenue Suite 200 Palo Alto, CA 94301	1,490	$28,459.00

TRIDENT CAPITAL FUND-V PRINCIPALS FUND, L.P.
505 Hamilton Avenue Suite 200 Palo Alto, CA 94301	7,779	$148,578.90

TRIDENT CAPITAL PARALLEL FUND-V, C.V.
505 Hamilton Avenue Suite 200 Palo Alto, CA 94301	20,418	$389,983.80

Total	300,000	$5,730,000.00

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATION OF

SERIES D PREFERRED STOCK

CERTIFICATE OF DESIGNATION

OF PREFERENCES OF SERIES D PREFERRED STOCK

OF

EPICOR SOFTWARE CORPORATION,

a Delaware Corporation

The undersigned, Lee Kim, hereby certifies that:

(a) He is the duly elected and acting Chief Financial Officer of Epicor Software Corporation, a Delaware corporation (the “Corporation”).

(b) Pursuant to the authority conferred upon the Board of Directors of the Corporation by the second paragraph of Article IV of the Corporation’s Second Restated Certificate of Incorporation (the “Certificate”), the Board of Directors of the Corporation on February 11, 2003 adopted the following resolutions creating a series of preferred stock designated as Series D Preferred Stock;

WHEREAS, the Certificate provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation is authorized by the Certificate to determine the powers, rights, preferences, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

WHEREAS, the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the powers, rights, preferences, qualifications, limitations and restrictions relating to a series of Preferred Stock and the number of shares constituting, and the designation of, such series:

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate, the series of Preferred Stock is hereby created, and the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, such series of Preferred Stock as follows:

1. Designation. The series of Preferred Stock of the Corporation shall be designated as “Series D Preferred Stock,” $.001 par value.

2. Authorized Number. The number of shares constituting the Series D Preferred Stock shall be Three Hundred Thousand (300,000) shares. The Board of Directors is authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3. Dividend Rights. Subject to the prior rights, if any, of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Such dividends shall be paid to the holders of the Series D Preferred Stock pari passu with any dividends paid to the holders of the Corporation’s Series C Preferred Stock, $.001 per share (“Series C Preferred Stock”), pro rata based upon the number of shares of Common Stock into which the shares of Series D Preferred Stock are then convertible, to the holders of the Series D Preferred Stock, and senior to any dividends paid to the holders of the Corporation’s Common Stock or any series of Preferred Stock other than Series C Preferred Stock. The Board of Directors shall not pay any dividend to the holders of the Common Stock or any Preferred Stock unless and until it has paid an equivalent dividend, pro rata based upon the number of shares of Common Stock into which the shares of Series D Preferred Stock are then convertible, to the holders of the Series D Preferred Stock.

4. Liquidation Preference.

(A) Subject to the prior rights, if any, of holders of all classes of stock at the time outstanding having prior rights as to liquidation, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series D Preferred Stock shall be entitled to receive, on a pari passu basis, pro rata based upon the number of shares of Common Stock into which the shares of Series C Preferred Stock and Series D Preferred Stock are then convertible, with any such distribution to the holders of the Series C Preferred Stock and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, Series A Junior Participating Preferred Stock or any other series of Preferred Stock by reason of their ownership thereof, the amount of $19.10 per share of Series D Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on such share for each share of Series D Preferred Stock then held by such holder. Subject to the prior rights, if any, of holders of all classes of stock at the time outstanding having prior rights as to liquidation, if upon the occurrence of such event, the assets and funds of the Corporation available for distribution among the holders of Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled under the Certificate (including their respective Certificates of Designation), then the entire assets and funds of the Corporation legally available for distribution shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.

(B) Subject to the prior rights, if any, of holders of all classes of stock at the time outstanding having prior rights as to liquidation, upon the completion of the distribution required by subparagraph (A) of this Section 4 and subject to the limitations set forth in Section 4(C) below, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed pro rata among the holders of Common Stock, the Series A Junior Participating Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in proportion to the shares of Common

Stock held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series C Preferred Stock and Series D Preferred Stock then held by them.

(C) In the event the holders of the Series D Preferred Stock would receive an aggregate of $38.20 or more per share of Series D Preferred Stock (as adjusted for any stock dividends, combinations, or splits with respect to such shares) plus all accrued or declared but unpaid dividends on such share pursuant to the provisions set forth in Section 4(A) and 4(B), then anything herein to the contrary notwithstanding, the holders of the Series D Preferred Stock shall be entitled to receive only the amount of $38.20 per share of Series D Preferred Stock (as adjusted for any stock dividends, combinations, or splits with respect to such shares) plus all accrued or declared but unpaid dividends on such share under such Sections 4(A) and 4(B), at which time the Series D Preferred Stock will no longer participate and all further proceeds will be shared by the holders of the Series A Junior Participating Preferred Stock and the Common Stock and such other shares of capital stock as may be authorized from time to time as provided in other Certificates of Designation or the Certificate.

(D) For purposes of this Section 4, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) in which in excess of 50% of the Corporation’s voting power is transferred or (ii) a sale of all or substantially all of the assets of the Corporation or (iii) any other transaction or series of related transactions (by the Corporation, by third party tender offer or otherwise) in which in excess of 50% of the Corporation’s voting power is transferred, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series D Preferred Stock to receive at the closing (and at each date after the closing on which additional amounts (such as earnout payments, escrow amounts or other contingent payments) are paid to stockholders of the Corporation as a result of the transaction) in cash, securities or other property (valued as provided in Section 4(E) below) an aggregate amount per share (based on the amounts payable at closing plus any additional amounts after the closing as aforesaid) equal to the greater of: (1) the amount per share specified in Sections 4(A), 4(B) and 4(C) above, or (2) the amount per share that the holders of Series D Preferred Stock would have been entitled to receive had all holders of all series of Preferred Stock converted all their shares of Preferred Stock into Common Stock immediately prior to such event at the then effective Conversion Price (as defined below).

(E) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:

(i) Securities not subject to investment letter or other similar restrictions on free marketability:

(A) If traded on a securities exchange (which shall include the Nasdaq National Market System), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

(B) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

(C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholders’ status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

5. Reserved.

6. Conversion. The holders of Series D Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(A) Right to Convert. Each share of Series D Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common stock as determined by dividing the Original Issue Price of such of Series D Preferred Stock by the Conversion Price at the time in effect for a share of Series D Preferred Stock. The Original Issue Price per share of Series D Preferred Stock is $19.10. The Conversion Price per share of Series D Preferred Stock initially shall be $1.91, subject to adjustment from time to time as provided below.

(B) Automatic Conversion. Provided that (i) (A) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is then effective with the Securities and Exchange Commission for the resale under the Securities Act by the holder thereof of the Common Stock issuable upon conversion of the Series D Preferred Stock or (B) all Common Stock issuable upon conversion of the Series D Preferred Stock then held by such holder and its affiliates can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act and the holder has received an opinion from counsel to the Corporation that all Common Stock issuable upon conversion of the Series D Preferred Stock then held by the holder and its affiliates may be sold pursuant to Rule 144(k) and the Corporation has caused the restrictive legend relating to restriction on resale under the Securities Act to be removed from the certificates representing the Common Stock or (C) holder shall hold less than one percent of the Common Stock then outstanding as set forth under Rule 144(e)(1) under the Securities Act, and has the ability to sell all of such holder’s (and all of holder’s affiliates’) Common Stock issuable upon conversion of the Series D Preferred Stock and Series C Preferred Stock under Rule 144 of the Securities Act within a three (3) month period, (ii) such shares of Common Stock are then listed for resale on the Nasdaq National Market or a national securities exchange, and (iii) the average price (determined as provided below) of the Common Stock for twenty (20) consecutive trading days has exceeded $5.73 per share, as adjusted for stock dividends, combinations or splits, then each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective and applicable Conversion Price ten (10) days after written notification to the holders of the

Series D Preferred Stock by the Corporation that the conditions have been met. Such average price shall be calculated a follows:

(i) If traded on a securities exchange (which shall include the Nasdaq National Market System), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the applicable 20-day period; and

(ii) If traded over the counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the applicable 20-day period.

(C) Mechanics of Conversion. Before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice by facsimile transmission or by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver to the address of record of such holder of Series D Preferred Stock (or such other address as the holder shall designate in writing in the notice to the Corporation of the election to convert), or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series D Preferred Stock to be converted, or in the case of automatic conversion pursuant to Section 6(B), ten (10) days following written notification as provided in Section 6(B), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(D) Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the purchase date of the Series D Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price per share of Series D Preferred Stock then in effect shall be proportionately decreased or increased, as appropriate; provided, that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of Common Stock a sufficient number of shares of Common Stock to be available for full conversion of the Series D Preferred Stock at the new Conversion Price. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the

Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(E) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(D) above or a merger or other reorganization referred to in Section 4(D) above), the number of shares of such other class or classes of stock into which the Series D Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series D Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series D Preferred Stock immediately before that change; provided, that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of such class or series into which the Common Stock has been changed a sufficient number of shares of such class or series into which the Common Stock has been changed to be available for full conversion of the Series D Preferred Stock.

(F) Rights Offerings. In the event the Corporation shall grant or shall have granted as of the date of the filing of this Certificate of Designation any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, which rights or options do not result in any adjustment to the number of shares of Common Stock or other classes of stock into which the Series D Preferred Stock can be converted under either Section 6(D) or Section 6(E) above, then the Corporation shall distribute such rights or options to the holders of Series D Preferred Stock as though they were holders, at the time of such distribution, of that number of shares of Common Stock into which the shares of Series D Preferred Stock held by each holder could then be converted.

(G) No Impairment. This Corporation will not, by amendment of its Certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

(H) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon conversion of the Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which the Series D Preferred Stock can be converted pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price per share of Series D Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series D Preferred Stock.

(I) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series D Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(J) Reservation of Stock Issuable upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other security into which the Common Stock shall have been changed) solely for the purpose of effecting the conversion of the Series D Preferred Stock such number of its shares of Common Stock (or other security) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock (or other security) shall not be sufficient to effect the conversion of all the then outstanding Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series D Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other security) to such number of shares as shall be sufficient for such purposes.

(K) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of this Corporation.

7. Voting Rights. Except as otherwise provided by law, each holder of shares of Series D Preferred Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class with such shares of Common Stock and such other shares of capital stock that vote with shares of Common Stock on all matters presented for stockholder vote and shall be entitled to notice of any stockholder’s meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the conversion of Series D Preferred Stock into Common Stock (in the case of each holder, after aggregating all fractional shares held by such holder into the maximum number of whole shares) shall be rounded to the nearest whole number (with one-half being rounded upward).

8. Protective Provisions. Notwithstanding anything to the contrary in the foregoing provisions, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the voting power of the then outstanding shares Series D Preferred Stock, voting together as one class:

(A) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely such shares;

(B) create (by new authorization, reclassification, recapitalization, designation or otherwise) or issue any class or series of stock or any other securities convertible into equity securities of the Corporation having any right, preference or privilege senior to or pari passu with the Series D Preferred Stock with respect to voting, dividends, redemption, repurchase or upon liquidation;

(C) increase the authorized number of shares of the Series D Preferred Stock; or

(D) amend this Section 8.

9. Status of Converted Stock. In the event any Series D Preferred Stock shall be converted pursuant to Section 6 hereof, the shares so converted shall be promptly cancelled after the conversion thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be released as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

* * *

RESOLVED FURTHER, that the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, the Secretary, the Chief Financial Officer, the Treasurer, or any Assistant Secretary or Assistant Treasurer of this Corporation are each authorized to execute, verify, and file a Certificate of Designation of Preferences in accordance with Delaware law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this certificate and does affirm the foregoing as true under penalty of perjury this 11th day of February, 2003.

/s/ Lee Kim
Lee Kim, Cheif Financial Officer

EXHIBIT C

FORM OF TRANSFER AGENT INSTRUCTIONS

[Epicor Software Letterhead]

___________, 2003

_______________, as Transfer Agent

____________________________

____________________________

Attention: ___________________

Re: IRREVOCABLE INSTRUCTIONS

Ladies and Gentlemen:

Pursuant to the Series D Preferred Stock Purchase Agreement, dated as of ________ __, 2003 (the “Purchase Agreement”), by and between Epicor Software Corporation, a Delaware corporation (the “Company”), and each of the holders of Preferred Stock (as defined below) named on the signature page thereto (each, an “Original Holder” and collectively, the “Original Holders”), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue to the Original Holders, and the Original Holders have agreed to purchase from the Company, upon the terms and subject to the conditions of the Purchase Agreement, shares (the “Preferred Shares”) of Series D Preferred Stock, $0.001 par value per share (the “Preferred Stock”), of the Company. As a condition precedent to the several obligations of the Original Holders to purchase the Preferred Shares, the Original Holders require the Company to give the instructions contained in this letter to __________ (the “Transfer Agent”) and to obtain the Transfer Agent’s acknowledgment and acceptance hereof to assure that the Original Holders and each other holder of the Preferred Shares (such other holders, together with the Original Holders, the “Holders”) will be assured (upon the terms and conditions set forth herein) of the timely issuance and receipt of shares of Common Stock, $0.001 par value per share (“Common Stock”), of the Company, upon conversion of the Preferred Shares.

1. DELIVERIES BY THE COMPANY. Contemporaneously with the delivery of these instructions, the Company is delivering to the Transfer Agent the following:

(a) a list showing the name and address of each holder of record of the Preferred Shares and the date of issuance and number of Preferred Shares initially issued to each such holder, and the aggregate number of shares of Common Stock for which such Preferred Shares are initially convertible;

(b) the form of Conversion Notice (the “Conversion Notice”) relating to the Preferred Stock; and

(c) an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, as to the following matters: (i) the shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) have been duly authorized and, when issued and delivered in accordance with the Certificate of Designation of Preferences of the Preferred Stock (the “Certificate of Designations”), will be validly issued,

1.

fully paid and non-assessable and (ii) subject to the accuracy of the Purchaser’s representations contained in Section 5 of the Purchase Agreement, the issuance by the Company of the Conversion Shares in conformity with the terms of the Certificate of Designations is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D. The Conversion Shares are referred to herein as the “Common Shares.”

2. ISSUANCE OF COMMON SHARES.

(a) The Company hereby appoints the Transfer Agent, and by its acceptance hereof the Transfer Agent hereby agrees to act, as transfer agent of the Common Stock to be issued upon conversion of the Preferred Stock. The Company hereby irrevocably instructs the Transfer Agent to issue Common Shares upon conversion of all or any part of the outstanding Preferred Shares from time to time upon receipt of a copy of a Conversion Notice from the holder of record of such Preferred Shares, unless the Company shall object in writing to the Conversion Notice within two Trading Days (as defined below) of receipt thereof (such objection an “Objection Notice”), which objection shall be limited only to the propriety and terms of the conversion in accordance with the terms of the Certificate of Designations. Copies of Conversion Notices and Objection Notices may be given by telephone line facsimile transmission to the Transfer Agent or otherwise given to the Transfer Agent. The certificates for Preferred Shares shall be surrendered in connection with the conversion thereof by a Holder, and if less than all of the outstanding Preferred Shares evidenced by a particular certificate are so converted, a new certificate representing the balance of the Preferred Shares not so converted shall be issued in exchange therefor.

(b) The certificates for Common Shares issued shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.”

Upon receipt by the Transfer Agent of an opinion of counsel, stating that (1) the Common Shares represented by the Certificate have been transferred to a person in connection with an offering registered under the Securities Act, or (2) that the shares are eligible for resale in accordance with Rule 144(k) of the Securities Act, the Transfer Agent will prepare and issue, within three (3) Trading Days (or within a shorter period that is consistent with delivery requirements of the Nasdaq National Market (“Nasdaq”) if Nasdaq adopts new rules or regulations regarding a shorter delivery period) after such request and certificate are received, substitute certificates (in the name of the transferee, in connection with clause (1) above or the name of the holder or a transferee in the case of clause (2) above) without the above-referenced

2.

restrictive legend and shall remove any stop-transfer restriction against transfer of the Common Shares relating to the registration requirements of the Securities Act. As used herein, “Trading Day” means a day on whichever of (x) the national securities exchange, (y) Nasdaq or (z) the Nasdaq SmallCap Market, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

3. CONVERSION OBLIGATIONS ABSOLUTE; NO CONTRARY INSTRUCTIONS.

(a) If a Holder shall have given a Conversion Notice for conversion of Preferred Shares, subject to the right of the Company to provide an Objection Notice, the Company shall issue and deliver as stated in such Conversion Notice the Common Shares issuable upon such conversion within three (3) Trading Days (or within a shorter period that is consistent with Nasdaq’s delivery requirements if Nasdaq adopts new rules or regulations regarding a shorter delivery period) after such Conversion Notice is given and the Holder converting shall be deemed to be the holder of record of the Common Shares issuable upon such conversion as of the close of business on the date such Conversion Notice is given to the Company, and all rights with respect to that portion of the Preferred Shares so converted shall forthwith terminate except the right to receive the Common Shares or other securities, cash, or other assets as provided in the Certificate of Designations. By its acceptance of these instructions, the Transfer Agent acknowledges and agrees that, if a Holder shall have given a Conversion Notice as provided herein, subject to the right of the Company to provide an Objection Notice, the Company’s obligation to issue and deliver the certificates for Common Shares upon such conversion shall be absolute and unconditional, irrespective of any action or inaction by the converting Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to such Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other person of any obligation to the Company, or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Holder in connection with such conversion. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of shares of Preferred Stock, provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon written request of a Holder, if such Common Shares are eligible therefor (taking into account the existence of restrictive legends) the Transfer Agent shall electronically transmit the Common Shares issuable upon such conversion to such Holder by crediting the account of such Holder or such Holder’s broker with DTC through its Deposit Withdrawal Agent Commission system.

(b) Upon receipt of the Conversion Notice the Transfer Agent will initiate the issuance process and will request that the Company confirm the issuance of the Common Shares issuable upon such conversion. Subject to the right of the Company to provide an Objection Notice, the Company shall not give any instruction to the Transfer Agent which is contrary to these instructions herein or fail to give any confirmation required by the Transfer Agent to complete the issuance. Subject to the right of the Company to provide an Objection Notice, the Company hereby irrevocably instructs the Transfer Agent to disregard any request, instruction or other communication from or on behalf of the Company which is contrary to or inconsistent with

3.

this instruction. The Company shall not appoint any transfer agent (other than the Transfer Agent) or registrar for its Common Stock unless at the time of such appointment any such successor accepts instructions of like tenor with these instructions.

(c) In the event that the Company shall provide an Objection Notice, the Transfer Agent shall promptly contact the Company and the holder and shall use commercially reasonable efforts to resolve the matters set forth in the Objection Notice. In such event, the Transfer Agent shall not issue any Common Shares unless it shall receive either (i) written instruction from both the Company and the holder with respect to such conversion or (ii) it shall have received an order from a court of competent jurisdiction.

4. TRANSFER AGENT DUTIES. The obligations and duties of the Transfer Agent under these instructions are at all times and in all respects subject to the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the SEC thereunder applicable to transfer agents registered with the SEC. These instructions relate only to the Transfer Agent’s duties as transfer agent for Common Shares issuable upon conversion of the Preferred Stock and do not otherwise limit or affect the Transfer Agent’s other duties, obligations and agreements relating to its service as transfer agent and registrar for the Common Stock.

5. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Transfer Agent, each officer, director, employee and agent of the Transfer Agent, and each person, if any, who controls the Transfer Agent within the meaning of the Securities Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which it, they or any of them, or such controlling person, may become subject, under the Securities Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the performance by the Transfer Agent of its duties pursuant to these instructions; and will reimburse the Transfer Agent, and each officer, director, employee and agent of the Transfer Agent, and each such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case if such loss, claim, damage or liability arises out of or is based upon any action not taken in good faith, or any act or omission that constitutes gross negligence or willful misconduct.

Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section 5, notify in writing the Company of the commencement thereof, and failure so to notify the Company will relieve the Company from any liability under this Section 5 as to the particular item for which indemnification is then being sought if such failure shall have materially prejudiced the Company’s right to defend or contest such action, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from such indemnifying party to such indemnified party under this Section 5, shall be liable for any legal or other expenses

4.

subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The Company shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of the Company.

6. MISCELLANEOUS.

(a) These instructions shall be governed by and interpreted in accordance with the laws of the State of [California], without regard to its conflict of laws provisions.

(b) Neither these instructions nor any term hereof (including this paragraph) may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Company, the Transfer Agent, and, with respect to the Holders, the holders of at least 75% of the Preferred Shares then outstanding. The Holders are hereby expressly made third-party beneficiaries of these instructions.

5.

If the Transfer Agent accepts these instructions and its appointment as transfer agent for the Common Shares issuable upon conversion of the Preferred Stock, please so indicate by signing in the place provided below and returning a copy to the Company.

Very truly yours, EPICOR SOFTWARE CORPORATION

By:

Print Name:

Title:

Accepted and agreed as of the date first set forth above:

____________, as Transfer Agent

By:

Print Name:

Title:

6.

APPENDIX I

EPICOR SOFTWARE CORPORATION

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:	_____________________________________________________

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:	_____________________________________________________

2.	The mailing address of the Registered Holder listed in response to item 1 above:	_____________________________________________________
_____________________________________________________

_____________________________________________________

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in the response to item 1 above:	_____________________________________________________

APPENDIX II

EPICOR SOFTWARE CORPORATION

REGISTRATION STATEMENT QUESTIONNAIRE

The undersigned holder of Series C Preferred Stock, $0.001 par value per share (the “Series C Shares”), and/or Series D Preferred Stock, $0.001 par value per share (the “Series D Shares” and collectively with the Series C Shares, the “Shares”), of Epicor Software Corporation (“Epicor,” the “Company” or “Registrant”) or common stock, $0.001 par value (the “common stock” and, together with the Shares, the “Registrable Securities”) of Epicor understands that the Registrant has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Series D Preferred Stock Purchase Agreement, dated as of             , 2003 (the “Agreement”), between Epicor and the initial purchasers named therein. A copy of the Agreement is available from Epicor upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners that do not complete this Questionnaire and deliver it to Epicor as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

The undersigned (the “Selling Securityholder”) hereby provides the following information to Epicor and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a) Full Legal Name of Selling Securityholder:

(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item

3 below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

Amount of Registrable Securities beneficially owned:

4.	Beneficial Ownership of Other Securities of Epicor owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of Epicor other than the Registrable Securities listed above in Item 3.

Type and Amount of common stock beneficially owned by the Selling Securityholder:

5.	Relationships with Epicor:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal Epicor (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market.

State any exceptions here:

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder hereby acknowledges its obligations under the Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Agreement, Epicor has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In accordance with the undersigned’s obligation under the Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify Epicor of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Agreement shall be made in writing at the address set forth below. By signing below, the undersigned consents to the disclosure of the information contained herein in, its answers to Items 1 through 6 above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by Epicor in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:
Beneficial Owner
By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED

QUESTIONNAIRE TO EPICOR SOFTWARE CORPORATION AT:

195 Technology Drive

Irvine, California 92718

Facsimile: (949) 585-4447

Attn: John Ireland

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Facsimile: (650) 493-6811

Attn: Katharine A. Martin

APPENDIX III

SELLER’S CERTIFICATE OF SALE

The undersigned, an officer of, or other person duly authorized by

____________________________________________________________________________________________________________

[fill in official name of

________________________________ hereby certifies that he/she [said institution] is the purchaser individual or institution]

of the Shares evidenced by the attached stock certificate(s) and as such, sold such Shares on

_________________________________________ in accordance with registration statement

[date]

number _____________________________________________________________________ and the

[fill in the number of or otherwise identify registration statement]

requirement of delivering a current prospectus has been complied with in connection with such sale.

Print or Type:

Name of Seller (Individual or Institution):

Name of Individual representing Seller

(if an Institution):

Title of Individual representing Seller

(if an Institution):

Signature by:

Individual Seller or Individual

representing Seller: